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                                                                    EXHIBIT 10.5

                          POWERWAVE TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT

     TYPE OF OPTION (CHECK ONE):   [ ]   INCENTIVE           [ ]  NONQUALIFIED


     This Stock Option Agreement (the "Agreement") is entered into as of ____________, 199_, by and between Powerwave Technologies, Inc., a Delaware corporation (the "Company") and ___________________ (the "Optionee") pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

     1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of ___________________ (______) shares (the "Shares") of the Common Stock of the Company at a purchase price of $_______ per share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

     2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment. The Optionee's right to exercise this Option shall vest in ________ Shares on the first anniversary hereof, and thereafter at the rate of________ Shares per month commencing on ___________, 199__, and, subject to the terms of this Agreement, continuing each month thereafter and shall be fully vested as of _________________, 199__ when ______ Shares shall so vest.

     No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service. Notwithstanding the foregoing, immediately prior to the consummation of a Change in Control (as defined in Section 10 below), the vesting of this Option shall accelerate as if Optionee had held such Option for a period two years longer than actually held.

     3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

          (a) the expiration of ten (10) years from the date of this Agreement;

          (b) the expiration of three (3) months from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(d) below shall apply;
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          (c) the expiration of one (1) year from the date of termination of
Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

          (d) the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following termination of Optionee's Continuous Service pursuant to Section 3(b) or 3(c) above, as the case may be; or

          (e) a Change in Control of the Company if such options are terminated pursuant to Section 10.

     As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code) or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

     4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Section 2 above, and until termination of this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after Optionee's death, by the successor designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

          (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

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     5.   DEATH OF OPTIONEE; NO ASSIGNMENT.  The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of Optionee's death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, Optionee's legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

     6.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

          (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

          (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

     7. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

     8. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

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     9.   ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE.  In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

     10.  CHANGE IN CONTROL.

          (a) In the event of a Change in Control (as defined below) of the Company, if the Change in Control is not approved by a majority of the Continuing Directors (as defined below), the Administrator shall cause written notice of the proposed transaction to be given to Optionee not less than fifteen
(15) days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, this Option shall be accelerated and concurrent with such date Optionee shall have the right to exercise this Option in respect to any or all shares subject thereto. The Administrator in its discretion may, at any time, (regardless of the acceleration or non-acceleration of this Option), take one or more of the following actions: (A) provide for the purchase of this Option for an amount of cash or other property that could have been received upon the exercise of this Option, (B) adjust the terms of this Option in a manner determined by the Administrator to reflect the Change in Control, (C) cause this Option to be continued or assumed, or new rights substituted therefor, by the surviving or another entity, or (D) make such other provision as the Administrator may consider equitable. In the event of a Change in Control in which this Option is not continued, assumed or substituted therefor by the surviving or another entity, regardless of whether such Change in Control is approved by a majority of the Continuing Directors, this Option shall be accelerated and fully exercisable upon the effective date of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

          (b) "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

          (c) "Continuing Director" shall mean any member of the Board of Directors of the Company who was a member of the Board prior to the effective date of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.












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     11.  NO EMPLOYMENT CONTRACT CREATED.  Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Optionee may be a party.

     12. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

     13. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

     14. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

     15. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at Optionee's most recent address as shown in the employment or stock records of the Company.

     16. ANNUAL AND OTHER PERIODIC REPORTS. During the term of this Agreement, the Company will furnish to the Optionee copies of all annual and other periodic financial and informational reports that the Company distributes generally to its shareholders.

     17. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

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     18.  COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"POWERWAVE TECHNOLOGIES, INC."           "OPTIONEE"



By:_________________________________     ___________________________________
Its:________________________________     (Signature)


                                         ___________________________________
                                         (Printed Name)

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